Exhibit 99.1

Aclarion, Inc. Adopts Limited Duration Stockholder Rights Plan

BROOMFIELD, Colo., March 19, 2026 – Aclarion, Inc. (Nasdaq: ACON, ACONW) (“Aclarion” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”). The Rights Plan is effective immediately and expires in one year.

The Rights Plan is intended to enable all stockholders to realize the long-term value of their investment in Aclarion. The Rights Plan is also intended to reduce the likelihood that any person or group gains control of the Company without paying all stockholders an appropriate control premium. The Rights Plan will help to ensure the Board has sufficient time to make informed decisions that are in the best interest of Aclarion and its stockholders.

The Rights Plan applies equally to all current and future stockholders. The Rights Plan was not adopted in response to any specific proposal to acquire control of the Company and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interests of all the Company’s stockholders.

About the Rights Plan

The terms of the Rights Plan are similar to those of plans adopted by other publicly traded companies. Pursuant to the Rights Plan, Aclarion declared a dividend distribution of one preferred stock purchase right for (i) each share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) each Rights-Eligible Warrant (as defined in the Rights Plan) (without regard to any limitations on exercise thereof), in each case outstanding as of the close of business on March 30, 2026 (the “Record Date”), and further authorized the issuance of one Right for each share of Common Stock and each Rights-Eligible Warrant, in each case, that shall become issued and outstanding between the Record Date and the earlier of the Distribution Time and the Expiration Time (each as defined in the Rights Plan).

One right will automatically attach to each share of Common Stock and each Rights-Eligible Warrant, including shares of Common Stock and additional Rights-Eligible Warrants, if any, that become issued and outstanding after the Record Date and before the rights become exercisable. Initially, these rights will not be exercisable and will trade with, and be represented by, the Common Stock and the Rights-Eligible Warrants, as applicable.

Each right entitles the registered holder thereof to purchase from the Company one one-thousandth (1/1,000th) of a share of Series D Junior Participating Preferred Stock, par value $0.00001 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $14.00 per right, subject to adjustment, under certain conditions specified in the Rights Plan.

Under the Rights Plan, the rights will become exercisable if an entity, person or group (the “acquiring person”) acquires beneficial ownership of 10% or more of the shares of Common Stock in a transaction not approved by the Board. If a person or group beneficially owns 10% or more of the outstanding shares of Common Stock prior to the Company’s announcement of the adoption of the Rights Plan, then that person’s or group’s existing ownership will be grandfathered and the rights will become exercisable if at any time after the announcement of the adoption of the Rights Plan such person or group increases its ownership of Common Stock. For purposes of the Rights Plan, a person or group beneficially owns, among other things, all shares of Common Stock that such person or group has the right or obligation to acquire, including all shares underlying warrants without regard to any limitations on exercise thereof, including any beneficial ownership limitation contained therein.

In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to receive shares of Common Stock having a market value equal to two times the exercise price of the right. In addition, in the event of a merger or similar change of control of the Company, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to receive shares of common stock of the acquiring company having a market value equal to two times the exercise price of the right. The Board, at its option, may exchange each right (other than rights owned by the acquiring person that have become void) in whole or in part, at an exchange ratio of one share of Common Stock per outstanding right, subject to adjustment. Except as provided in the Rights Plan, the Board is entitled to redeem the rights, at $0.001 per right.

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Under the Rights Plan, any person, entity or group that currently owns more than the triggering percentage prior to the Company’s announcement of its adoption of the Rights Plan may continue to own its shares of Common Stock without being deemed an acquiring person but may not acquire any additional shares of Common Stock, or form a group with another owner of Common Stock, without triggering the Rights Plan. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that would limit the ability of a future Board to redeem the rights.

The Rights Plan will expire on March 18, 2027, unless earlier redeemed or exchanged by the Board or terminated upon the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement approved by the Board prior to any person becoming an acquiring person.

Additional information regarding the Rights Plan and a copy of the plan will be contained in a current report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Goodwin Procter LLP is serving as legal counsel for Aclarion.

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. For more information, please visit www.aclarion.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, without limitation, implied and express statements relating to the anticipated benefits and expected consequences of the rights plan that Aclarion has adopted. Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Any express or implied forward-looking statements included in this press release are based on current expectations, are only predictions and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those indicated, including, without limitation, the effectiveness of the rights plan in providing the Board of Directors with time to make informed decisions that are in the best long-term interests of Aclarion and its stockholders. These and other factors that could affect actual results are discussed more fully in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings made with the U.S. Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release represent Aclarion’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Aclarion explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

Investor Contacts:	Media Contact:
Kirin M. Smith	Jessica Starman
PCG Advisory, Inc.	media@aclarion.com
ksmith@pcgadvisory.com

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